UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Closing of the 7.375% Senior Notes 144A Offering

On November 18, 2011 (the “Closing Date”), Health Management Associates, Inc. (the “Company”) completed its offering (the “Offering”) of $875 million in aggregate principal amount of 7.375% Senior Notes due 2020 (the “2020 Notes”) at an issue price of 100% to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act. The Company used the net proceeds from the Offering, together with the net proceeds from the term loans under the New Credit Facilities (as defined below), to repay all amounts outstanding under the Former Credit Facilities (as defined in Item 1.02 below).

The 2020 Notes mature on January 15, 2020 and bear interest at the rate of 7.375% per annum (calculated using a 360-day year). The principal amount of the 2020 Notes is due at maturity and interest on the 2020 Notes is payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2012. The 2020 Notes are redeemable at the Company’s option, in whole or in part, at any time on or after January 15, 2016, at the redemption prices set forth in the related Indenture (as defined below), together with accrued and unpaid interest, if any, to the date of redemption. Prior to January 15, 2016, the Company may also redeem the 2020 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2020 Notes, plus a “make-whole” premium and accrued and unpaid interest, if any, to the date of redemption. Prior to January 15, 2015, the Company may also redeem up to 35% of the original principal amount of the 2020 Notes with the proceeds of certain equity offerings at a redemption price of 107.375% of the aggregate principal amount of the 2020 Notes being redeemed, together with accrued and unpaid interest, if any, to the date of redemption.

The 2020 Notes were issued pursuant to an Indenture, dated as of the Closing Date, between the Company, the subsidiary guarantor parties thereto and U.S. Bank, National Association, as trustee (the “Indenture”). Among other things, the Indenture limits the Company’s ability and the ability of the Company’s Restricted Subsidiaries (as defined in the Indenture) to: (i) incur additional indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) make loans and investments; (v) sell assets, consolidate or merge; (vi) incur liens; (vii) enter into transactions with affiliates; and (viii) enter into sale/leaseback transactions. Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the 2020 Notes will have the right to require the Company to purchase all or any part of such holder’s 2020 Notes at a purchase price equal to 101% of the principal amount of such 2020 Notes, plus accrued and unpaid interest, if any. If the Company or its Restricted Subsidiaries engage in certain asset sales, the Company may be required to use the proceeds from such dispositions to make an offer to purchase the 2020 Notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

The 2020 Notes are unconditionally guaranteed by all of the Company’s existing and future wholly-owned subsidiaries that guarantee the New Credit Facilities and other material indebtedness of the Company, subject to certain exceptions. The 2020 Notes are the Company’s and the subsidiary guarantors’ senior unsecured obligations and: (i) rank equally in right of payment with all of the Company’s and its subsidiary guarantors’ existing and future senior indebtedness; (ii) rank senior in right of payment to all of the Company’s and its subsidiary guarantors’ existing and future subordinated indebtedness; (iii) are effectively subordinated to all of the Company’s and its subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the pledged assets; and (iv) are structurally subordinated to all of the existing and future liabilities of each of the Company’s subsidiaries that do not guarantee the 2020 Notes. Under the terms of the Indenture and the New Credit Facilities, the Company and its subsidiaries may be permitted to incur additional indebtedness, including secured debt, in the future, subject to certain limitations.

On the Closing Date, the Company and the subsidiary guarantors also executed a Registration Rights Agreement with Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed that at its own expense it will: (i) file a registration statement with the Securities and Exchange Commission (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the 2020 Notes for publicly registered notes of the Company (the “Exchange Notes”) that will have terms substantially identical, in all material respects, to the 2020 Notes and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 365 days after the Closing Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes to holders of the 2020 Notes in exchange for the surrender of the 2020 Notes. In certain instances, the Company and the subsidiary guarantors may also be required by the Registration Rights Agreement to file a shelf registration statement with the Securities and Exchange Commission for the resale of the 2020 Notes. The interest rate on the 2020 Notes will increase by 0.25% per annum for the first 90 day period following a failure of the Company to meet its obligations under the Registration Rights Agreement, and will increase by an additional 0.25% per annum for each subsequent 90 day period that the Company fails to meet its obligations, up to a maximum of 1.00% per annum.

The Indenture, the 2020 Notes and the Registration Rights Agreement contain such other covenants and terms that are customary in agreements used in connection with similar transactions. The above summaries of the terms of the Indenture (including the form of the 2020 Notes) and the Registration Rights Agreement are qualified by reference to the full and complete versions of such documents, which will be filed in their entirety as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2011.

Closing of the New Credit Facilities

On the Closing Date, the Company also entered into new senior secured credit facilities governed by a Credit Agreement among the Company, as borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner, Deutsche Bank Securities, Inc., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Citigroup Global Markets, Inc., as Joint Bookrunner, Citibank, N.A., as Co-Documentation Agent, SunTrust Robinson Humphrey, as Joint Bookrunner, SunTrust Bank, as Co-Documentation Agent, Barclays Capital, as Joint Bookrunner, Barclays Bank PLC, as Co-Documentation Agent, and RBS Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., each as a Managing Agent, and certain other lenders thereto.

The Credit Agreement consists of a: (i) $500 million five-year revolving credit facility (the “Revolver”); (ii) $725 million five-year term loan A (the “Term Loan A Facility”); and (iii) $1.4 billion seven-year term loan B (the “Term Loan B Facility” and, together with the Revolver and the Term Loan A Facility, the “New Credit Facilities”). The Term Loan B Facility was subject to an original issue discount of 1%. On the Closing Date, the Revolver was undrawn (with $51 million of standby letters of credit outstanding on such date that reduced the borrowing capacity under the Revolver by a like amount) and both the Term Loan A Facility and the Term Loan B Facility were fully drawn.

The per annum interest rates applicable to each of the debt instruments that comprise the New Credit Facilities are periodically determined at the Company’s election as either (a) the Eurodollar Rate (as defined in the Credit Agreement) plus an applicable spread based on the Company’s Consolidated Leverage Ratio (as defined in Credit Agreement) or (b) the Base Rate (as defined in the Credit Agreement) plus an applicable spread based on the Company’s Consolidated Leverage Ratio. The Company intends to use the Eurodollar Rate option under the New Credit Facilities. As of the Closing Date, the Eurodollar Rate plus the applicable spread would have resulted in an effective interest rate of approximately 3.23% and 3.98% for the Term Loan A Facility and the Term Loan B Facility, respectively.

The Term Loan A Facility is to be repaid in equal quarterly installments in an aggregate annual amount equal to 7.5% of the principal amount thereof in each of the first two years of such facility, 10% in the third year, 15% in the fourth year and 60% in the fifth year. The Term Loan B Facility requires quarterly principal payments of $3.5 million, with a balloon payment at the end of the facility’s seventh year. The Company has the right to prepay amounts outstanding under the New Credit Facilities at any time without penalty (other than prepayment of the Term Loan B Facility, which is subject to a prepayment premium equal to 1.0% of the principal amount prepaid).

The New Credit Facilities provide for a springing maturity of all amounts then outstanding to the date that is 91 days prior to the maturity date of the Company’s $400 million 6.125% Senior Notes due 2016 (the “2016 Senior Notes”), unless: (i) such 2016 Senior Notes are first refinanced in full with certain permitted debt; or (ii) the Company has liquidity at a predetermined date equal to $200 million plus the outstanding principal amount of the 2016 Senior Notes. The New Credit Facilities are also generally subject to mandatory prepayment in amounts equal to: (i) 100% of the net cash proceeds received from certain asset sales (including insurance recoveries and condemnation events), subject to reinvestment provisions and the ratable offer requirements of other pari passu secured debt; (ii) 100% of the net cash proceeds from the issuance of new debt (other than certain debt permitted to be issued under the Credit Agreement); and (iii) 50% of the Company’s Excess Cash Flow (as defined in the Credit Agreement), with step-downs to (a) 25% and (b) 0% based on the Consolidated Leverage Ratio (as defined in the Credit Agreement).

The Company’s obligations under the New Credit Facilities are unconditionally guaranteed by all of the Company’s material domestic wholly-owned subsidiaries (other than captive insurance subsidiaries, Receivables Entities (as defined in the Credit Agreement), physician management subsidiaries, unrestricted subsidiaries and certain subsidiaries that incur limited recourse mortgage debt), provided that a guarantor subsidiary may be released if certain conditions are met. In addition, the Company’s obligations under the New Credit Facilities are secured by a substantial portion of its assets as well as the assets of the subsidiary guarantors. The Company’s 2016 Senior Notes are equally and ratably secured by the collateral securing the Company’s obligations under the New Credit Facilities and benefit from the same subsidiary guarantees as provided under the New Credit Facilities.

The Credit Agreement contains such other covenants and terms that are customary in agreements used in connection with similar transactions. The above summary of the terms of the Credit Agreement (including the form of the related notes) is qualified by reference to the full and complete versions of such documents, which will be filed in their entirety as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2011.

Item 1.02 Termination of a Material Definitive Agreement.

As described above in Item 1.01, the Credit Agreement dated as of February 16, 2007 among the Company; Bank of America, N.A., as Lender, Administrative Agent, Swing Line Lender and Letter of Credit (“L/C”) Issuer; Wachovia Bank, National Association, as Lender, Syndication Agent and L/C Issuer; Citicorp USA Inc., JPMorgan Chase Bank, N.A. and SunTrust Bank, as Lenders and Co-Documentation Agents; and certain other lenders that are parties thereto (the “2007 Credit Facility”) was repaid in full and terminated on November 18, 2011. A summary of the terms of the 2007 Credit Facility is set forth in footnote 2(a) to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Revolving Credit Facilities and Related Activities-Senior Secured Credit Facilities,” which description is incorporated herein by reference.

As described above in Item 1.01, the Credit Agreement, dated as of September 30, 2011, among Knoxville HMA Holdings, LLC (“HMA Knoxville”) and certain subsidiaries of HMA Knoxville, SunTrust Bank, as Administrative Agent, Lender, Swingline Lender and Issuing Bank, and Deutsche Bank Trust Company Americas, The Royal Bank of Scotland PLC, Wells Fargo Bank, N.A., Bank of America, N.A. and Barclays Bank PLC, as Lenders (the “Knoxville Facility”) was repaid in full and terminated on November 18, 2011. A summary of the terms of the Knoxville Facility is set forth in footnote 3 to the interim condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 under “Variable Rate Secured Term and Revolving Loans,” which description is incorporated herein by reference.

The 2007 Credit Facility and the Knoxville Facility are referred to herein as the “Former Credit Facilities.” The Company did not incur any early termination penalties in connection with its termination of the Former Credit Facilities. The above disclosures in Item 1.01 are incorporated by reference into this Item 1.02.

Item 2.02 Results of Operations and Financial Condition.

On November 21, 2011, the Company issued a press release regarding its entry into the New Credit Facilities and the completion of its offering of the 2020 Notes. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The above disclosures in Item 1.01 are incorporated into this Item 2.03 by reference.

Item 2.06 Material Impairments.

The termination of the Former Credit Facilities, as described in Item 1.02 above will result in the write-off of the related unamortized deferred debt issuance costs.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Health Management Associates, Inc. on November 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: November 21, 2011	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President - Finance

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